As filed with the Securities and Exchange Commission on February 3, 2020

Registration No. 333-235602

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	7900	82-1659427
(State or jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

Telephone: (949) 225-2600

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

Mr. Frank Ng

Chief Executive Officer

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

Telephone: (949) 225-2600

(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Bradley Pederson, Esq. Maslon LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Telephone: (612) 672-8200 Fax: (612) 672-8341

Jonathan R. Zimmerman, Esq.

Ben A. Stacke, Esq.

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Telephone: (612) 766-8419

Fax: (612) 766-1600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)(4)
Common stock, $0.0001 par value per share (2)(3)	–	–	$15,000,000.00	$1,947.00

___________________

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933 (the “Securities Act”).

(2)	Includes shares of common stock the underwriters have the option to purchase to cover over-allotments, if any.

(3)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-235602) of Allied Esports Entertainment, Inc. is being filed for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 2. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are expenses we expect to incur in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates and actual expenses may vary considerably from these estimates:

Securities and Exchange Commission registration fee	$1,947
FINRA filing fees	$2,750
Accounting fees and expenses	$50,000
Legal fees and expenses	$150,000
Printing and mailing expenses	$4,000
Miscellaneous	$16,303
Total	$225,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation that will be effective upon the closing of this offering provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation, as amended, provides that the Company shall indemnify all persons whom it may indemnify pursuant to Section 145 of DGCL. Further, expenses (including attorneys’ fees) incurred by an officer or director of the Company in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under our Certificate of Incorporation, as amended, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

Our Bylaws also provided that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him /her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

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Our Bylaws further provide that the Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The underwriting agreement entered into in connection with this offering of common stock being registered hereby provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Brookfield Partnership.

On January 14, 2020, we entered into a Share Purchase Agreement (the “Purchase Agreement”) with BPR Cumulus LLC (“Brookfield”), an affiliate of Brookfield Property Partners. Pursuant to the Purchase Agreement, the Company issued to Brookfield 758,725 shares of the Company’s common stock in exchange for $5,000,000 (the “Purchase Price”) on January 16, 2020. The Purchase Price is to be used by the Company or its subsidiaries to develop integrated esports experience venues at mutually agreed upon shopping malls owned and/or operated by Brookfield or any of its affiliates (each, a “Brookfield Mall”) that will include a dedicated gaming space and production capabilities to attract and to activate esports and other emerging live events (each, an “Esports Venue”). To that end, half of the Purchase Price is held in escrow until the parties execute a written lease agreement for the first Esports Venue, and the other half is held in escrow until the parties execute a written lease agreement for the second Esports Venue. Under the Purchase Agreement, the Company, or one of its subsidiaries, must create, produce, and execute three esports events per year during calendar years 2020, 2021 and 2022 that will include the Company’s HyperX Esports Truck at one or more Brookfield Malls at mutually agreed times.

Merger Consideration

On August 9, 2019, the Company consummated its merger transaction (the “Merger”) contemplated by the Agreement and Plan of Reorganization, dated as of December 19, 2018 and amended by the Amendment dated August 5, 2019 (the “Merger Agreement”), by and among the Company, Black Ridge Merger Sub Corp., Allied Esports Media, Inc. (“AEM”), Noble Link Global Limited, Ourgame International Holdings Limited, and Primo Vital Limited, pursuant to which, among other things, AEM became a wholly-owned subsidiary of the Company and the Company assumed ownership of the businesses of Allied Esports International, Inc. (“Allied Esports”) and the World Poker Tour® (“WPT”). Upon consummation of the Merger, the Company issued to the former owners of Allied Esports and WPT (i) an aggregate of 11,602,754 shares of Company common stock and (ii) an aggregate of 3,800,003 Company warrants, which warrants have a term of five years, an exercise price of $11.50 per share, and became exercisable as of September 9, 2019. Additionally, the former owners of Allied Esports and WPT are entitled to receive their pro rata portion of an aggregate of an additional 3,846,153 shares of common stock if the last sales price of the common stock reported on the Nasdaq Capital Market equals or exceeds $13.00 per share (as adjusted for stock splits, dividends, and the like) for 30 consecutive trading days at any time during the five-year period after the consummation of the Merger.

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Investment Bankers

In connection with the consummation of the Merger, the following service providers of the Company were entitled to cash payments, and agreed to accept shares of the Company’s common stock in lieu of such cash payments: EarlyBirdCapital, Inc., MIHI LLC, Roth Capital Partners, LLC, Northland Securities, Inc., The Oak Ridge Financial Services Group, Inc., Dougherty & Company LLC, and D.A. Davidson & Co, Inc.

Bridge Loans

The former owners of WPT and Allied Esports issued a series of secured convertible promissory notes on October 11, 2018 and May 15, 2019 in the aggregate original principal amount of $14,000,000. These notes were assumed by the Company effective upon the closing of the Merger as follows.

$10 million of secured convertible promissory notes (the “Initial Notes”) were purchased on October 11, 2018. The Initial Notes were due and payable on the first to occur of (i) the one-year anniversary of the issuance date, or (ii) upon conversion of the Notes into equity as part of the Merger. As security for purchasing the Initial Notes, the investors received a security interest in Allied Esports’ assets (second to any liens held by the landlord of the Las Vegas arena for property located in that arena), as well as a pledge of the equity of all of the entities comprising WPT. The liens and pledge described above would terminate upon the closing of the Merger.

On May 15, 2019, $4 million of another series of secured convertible promissory notes (the “Additional Notes,” and together with the Initial Notes, the “Bridge Loan Notes”) were purchased. Ms. Man Sha purchased a $1 million Additional Note, and is the wife of Mr. Ng Kwok Leung Frank, a director and CEO of the Company. As part of the Additional Notes, the terms of the Initial Notes were amended such that the terms of the Additional Notes applied to the Initial Notes. The Bridge Loan Notes accrue annual interest at 12%; provided that no interest is payable in the event the Notes are converted into Company common stock. The Bridge Loan Notes were due and payable on the first to occur of (i) the one-year anniversary of the issuance date, or (ii) the date on which a demand for payment is made during the time period beginning on the closing of the Merger (the “Closing Date”) and ending on the date that is three (3) months after the Closing Date. If any Bridge Loan Note is paid by the Company or AEM, the investor will receive one year of interest. As security for purchasing the Bridge Loan Notes, the investors received a security interest in Allied Esports’ assets (second to any liens held by the landlord of the Las Vegas arena for property located in that arena), as well as a pledge of the equity of all of the entities comprising WPT, and a guaranty of Ourgame and the Company. The debt is convertible into shares of common stock that are freely tradeable without restriction at $8.50 per share.

On August 5, 2019, the Company entered into an amendment and acknowledgement agreement (the “Acknowledgement Agreement”), pursuant to which Allied Esports and WPT amended the terms of the Bridge Loan Notes. Pursuant to the Acknowledgement Agreement, the bridge holders agreed to defer repayment of the Bridge Loan Notes to one year and two weeks following the Closing Date (the maturity date of the Bridge Loan Notes, the “Maturity Date”). In consideration of agreeing to the deferred repayment, the bridge holders will be paid an additional six months of interest (i.e., a total of 18 months interest) to the extent any bridge holder elects not to convert their Bridge Loan Note to common stock. The Company agreed to assume the debt under the Bridge Loan Notes as part of the Merger, and agreed that the debt will be secured by all the assets of the Company following the Closing Date. The Bridge Loan Notes are convertible at any time by a holder between the Closing Date and the Maturity Date, into shares of common stock that are freely tradable without restriction, at $8.50 per share.

If the Bridge Loan Note holders elect to convert their Bridge Loan Notes into common stock, they would be entitled to receive additional shares of common stock equal to the product of (i) 3,846,153 shares, multiplied by (ii) the Bridge Loan Note holder’s investment amount, divided by (iii) $100,000,000, if, at any time within five years after the Closing Date, the last exchange-reported sale price of common stock trades at or above $13.00 for thirty (30) consecutive calendar days.

Each Bridge Loan Note holder received a warrant to purchase shares of common stock in an amount equal to the product of (i) 3,800,000 shares, multiplied by (ii) the Bridge Loan Note holder’s investment amount, divided by (iii) $100,000,000. The warrants have a term of five years, an exercise price of $11.50 per share, and became exercisable as of September 9, 2019.

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Share Purchase Investors

The Company previously entered into Share Purchase Agreements (the “Purchase Agreements”) with the following investors: TV AZTECA, S.A.B. de C.V., Simon Equity Development LLC, Morris Goldfarb, Kepos Capital LP, Pennington Capital, Ron Geiger IRA, and Lyle Berman, the Company’s Chairman of the Board (collectively, the “Investors”). Pursuant to the Purchase Agreements, the Investors purchased an aggregate of $18,000,000 of shares of common stock in open market or privately negotiated transactions at a price not to exceed the per share amount held in the Company’s trust account (which was approximately $10.30 per share) (the “Maximum Price”). The Investors agreed not to convert any shares purchased in the open market or in privately negotiated transactions at the Company’s meeting of stockholders held August 9, 2019 that approved, among other things, the Merger. If the Investors were unable to purchase their full amount of shares in the open market or in privately negotiated transactions, the Company agreed to sell to them newly issued shares upon closing of the Merger at the Maximum Price to fulfill their purchase obligations. In addition, the Purchase Agreements provided that upon the closing of the Merger, the Company would issue to the Investors 1.5 shares of its common stock for every 10 shares purchased by the Investors, and that the Company would file a registration statement with the SEC as promptly as practicable following closing of the Merger to register the resale of any shares of common stock purchased by the Investors that are not already registered and cause such registration statement to become effective as soon as possible. Black Ridge, the Company’s sponsor (as described below), transferred 720,000 shares of common stock to the Investors.

Sponsor

Prior to the Merger, the Company was a special purchase acquisition company, and Black Ridge Oil & Gas, Inc. (“Black Ridge”) was its sponsor. In connection with initially capitalizing and founding the Company in 2017, Black Ridge purchased 445,000 units of the Company. Each unit was entitled to one share of common stock, one warrant to purchase common stock, and a right to one-tenth of a share of common stock upon the consummation of a business combination by the Company. On August 9, 2019 in connection with the Merger, such units were automatically converted into 445,000 shares of common stock, 445,000 warrants to purchase common stock, and 445,000 rights to purchase one-tenth of a share of common stock. The rights were simultaneously converted into an additional 44,500 shares of common stock. The warrants have a term of five years, an exercise price of $11.50 per share, and became exercisable as of September 9, 2019.

Black Ridge received an additional 60,000 units upon conversion of convertible promissory notes issued by the Company to Black Ridge, which had an aggregate outstanding principal amount of $600,000 and accrued no interest, at a rate of $10 per unit. On the Closing Date in connection with the Merger, the notes were converted into 60,000 shares of common stock, 60,000 warrants to purchase common stock, and 60,000 rights to purchase one-tenth of a share of common stock. The rights were simultaneously converted into an additional 6,000 shares of common stock. The warrants have a term of five years, an exercise price of $11.50 per share, and became exercisable as of September 9, 2019.

Black Ridge’s shares of common stock (other than the 66,000 shares issued upon conversion of the Company’s promissory notes issued to Black Ridge) are kept in an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares may not be transferred, assigned, sold or released from escrow until (1) with respect to 50% of the shares, the earlier of one year after the date of the consummation of Merger or the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (2) with respect to the remaining 50% of the shares, one year after the date of the consummation of Merger, or earlier, in either case, if, subsequent to the Merger, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to the Company’s or Black Ridge’s officers, directors, consultants or their affiliates, (ii) to an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions.

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Exempt Issuances

The foregoing issuances of warrants and shares of common stock were not registered under the Securities Act at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such common stock and warrants did not involve a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Some of the agreements included as exhibits to this registration statement contain representations and warranties by the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (1) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (2) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (3) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (4) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding contractual provisions are required to make the statements in this registration statement not misleading.

(a) Exhibits. The exhibits listed below are filed as a part of this registration statement.

Exhibit No.	Description

1.1	Underwriting Agreement (filed herewith)

2.1	Agreement and Plan of Reorganization dated December 19, 2018 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed December 19, 2018)

2.2	Amendment to Agreement and Plan of Reorganization dated August 5, 2019 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

2.3	Agreement of Merger dated August 9, 2019 between Noble Link Global Limited and Allied Esports Media, Inc (incorporated by reference to Exhibit 2.3 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

2.4	Plan of Merger dated August 9, 2019 between Noble Link Global Limited and Allied Esports Media, Inc. (incorporated by reference to Exhibit 2.4 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

3.3	By-laws (incorporated by reference to Exhibit 3.3 to the Registrant’s Form S-1/A filed September 22, 2017)

3.4	Amendment to Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated December 20, 2019)

4.1	Specimen common stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Form S-1/A filed September 22, 2017)

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4.2	Specimen warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-1/A filed September 22, 2017)

4.3	Form of warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.5 to the Registrant’s Form S-1/A filed September 22, 2017)

4.4	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.6 to the Registrant’s Form S-1/A filed September 22, 2017)

4.5	Form of Underwriter Warrant (filed herewith)

5.1	Opinion of Maslon LLP as to the validity of the securities being registered (filed herewith)

10.1	Form of Letter Agreement from each of the Registrant’s sponsor, officers and directors (incorporated by reference to Exhibit 10.1 to the Registrant’s Form S-1/A filed September 22, 2017)

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-1/A filed September 22, 2017).

10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and Black Ridge Oil & Gas, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Form S-1/A filed September 22, 2017).

10.4	Form of Promissory Note issued to Black Ridge Oil & Gas, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Form S-1/A filed September 22, 2017)

10.5	Form of Registration Rights Agreement among the Registrant and Black Ridge Oil & Gas, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Form S-1/A filed September 22, 2017)

10.6	Form of Subscription Agreement for private units (incorporated by reference to Exhibit 10.6 to the Registrant’s Form S-1/A filed September 22, 2017)

10.7	Form of Administrative Services Agreement (incorporated by reference to Exhibit 10.7 to the Registrant’s Form S-1/A filed September 22, 2017)

10.8	Form of Share Purchase Agreement (incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K filed July 17, 2019)

10.9	Share Purchase Agreement dated August 5, 2019 among Registrant, Simon Equity Development, LLC, Black Ridge Oil & Gas, Inc., and Allied Esports Media, Inc. (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.10	Share Purchase Agreement dated August 5 2019, between TV AZTECA, S.A.B. DE C.V. and Registrant (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.11	Pala Interactive LLC - Amended and Restated Services and Licensing Agreement (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.12	Pala Interactive Software Development Agreement (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.13	Pala Interactive Amendment 1 to Software Development Agreement (incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.14	Pala Interactive Amendment 2 to Software Development Agreement (incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

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10.15	Pala Interactive Amendment 3 to Software Development Agreement (incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.16	Pala Interactive Amendment 4 to Software Development Agreement (incorporated by reference to Exhibit 10.16 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.17	Pala Interactive - Amendment 5 to Software Development Agreement (incorporated by reference to Exhibit 10.17 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.18	Pala Interactive Amendment 6 to Software Development Agreement (incorporated by reference to Exhibit 10.18 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.19	Zynga Joint Content License Agreement (incorporated by reference to Exhibit 10.19 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.20	National Sports Programming (Fox & FSN) Program Production and Televising Agreement (incorporated by reference to Exhibit 10.20 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.21	National Sports Programming (Fox & FSN) Agreement (WPT Seasons 12-14 and SHR Seasons 1-3) (incorporated by reference to Exhibit 10.21 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.22	National Sports Programming (Fox FSN) - Network Agreement (WPT S15-19 plus TBD Programming) (incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.23	National Sports Programming (Fox FSN) - Amendment to Agreement (incorporated by reference to Exhibit 10.23 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.24	National Sports Programming (Fox FSN) - Amendment to Agreement (TBD Episodes) (incorporated by reference to Exhibit 10.24 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.25	National Sports Programming (Fox FSN) - Amendment to Agreement (Corporate Restructure) (incorporated by reference to Exhibit 10.25 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.26	National Sports Programming (Fox FSN) - Exclusivity Amendment (incorporated by reference to Exhibit 10.26 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.27	National Sports Programming (Fox FSN) - Tubi TV Exclusivity Amendment (incorporated by reference to Exhibit 10.27 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.28	World Poker Tour Wilshire Courtyard Lease (incorporated by reference to Exhibit 10.28 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.29	First Amendment to World Poker Tour Wilshire Courtyard Lease (incorporated by reference to Exhibit 10.29 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.30	Second Amendment to World Poker Tour Wilshire Courtyard Lease (incorporated by reference to Exhibit 10.30 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.31	Third Amendment to World Poker Tour Wilshire Courtyard Lease (incorporated by reference to Exhibit 10.31 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.32	Allied Esports Media- Quintana Office Property LLC Lease(incorporated by reference to Exhibit 10.32 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

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10.33	First Amendment to Allied Esports Media- Quintana Office Property LLC Lease (incorporated by reference to Exhibit 10.33 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.34	Event Sponsorship Agreement between Newegg Inc. and Allied Esports International, Inc.(incorporated by reference to Exhibit 10.34 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.35	Kingston Technology Company - Allied Esports International Event Sponsorship Agreement(incorporated by reference to Exhibit 10.35 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.36	Ramparts, Inc.-Allied Esports International Lease (incorporated by reference to Exhibit 10.36 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.37	First Amendment to Ramparts, Inc. - Allied Esports International Lease (incorporated by reference to Exhibit 10.37 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.38	Second Amendment to Ramparts Inc. -Allied Esports International Inc. Lease (incorporated by reference to Exhibit 10.38 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.39	Convertible Note Purchase Agreement dated October 11, 2018 (incorporated by reference to Exhibit 10.39 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.40	Share Pledge Agreement dated October 11, 2018 (incorporated by reference to Exhibit 10.40 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.41	Security Agreement dated October 11, 2018 (incorporated by reference to Exhibit 10.41 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.42	Form of Convertible Promissory Note dated October 11, 2018 (incorporated by reference to Exhibit 10.42 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.43	Convertible Note Purchase Agreement dated May 17, 2019 (incorporated by reference to Exhibit 10.43 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.44	Share Pledge Agreement dated May 17, 2019 (incorporated by reference to Exhibit 10.44 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.45	Security Agreement dated May 17, 2019 (incorporated by reference to Exhibit 10.45 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.46	Form of Convertible Promissory Note dated May 17, 2019 (incorporated by reference to Exhibit 10.46 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.47	Guaranty (assigned to Registrant) (incorporated by reference to Exhibit 10.47 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.48	Amendment and Acknowledgement Agreement dated August 5, 2019 (incorporated by reference to Exhibit 10.48 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.49	Pliska Employment Agreement dated January 24, 2018 (incorporated by reference to Exhibit 10.49 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

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10.50	Pliska Employment Agreement Amendment dated June 1, 2018 (incorporated by reference to Exhibit 10.50 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.51	Pliska Employment Agreement Amendment dated December 19, 2018 (incorporated by reference to Exhibit 10.51 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.52	Pliska- Trisara Restricted Share Issuance Agreement (incorporated by reference to Exhibit 10.52 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

10.53	Registration Rights Agreement dated August 9, 2019 by and among the Registrant and Eric Yang (incorporated by reference to Exhibit 10.17 to the Registrant’s Form S-3 Registration Statement filed September 20, 2019)

10.54	Employment Agreement between the Registrant and Frank Ng (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed November 1, 2019)

10.55	Share Purchase Agreement dated January 14, 2020 between the Registrant and BPR Cumulus LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed January 21, 2020)

21.1	Subsidiaries of Registrant*

23.1	Consent of Marcum LLP*

23.2	Consent of Maslon LLP (included with Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)*

101.INS*	XBRL Instance Document
101.SCH*	XBRL Schema Document
101.CAL*	XBRL Calculation Linkbase Document
101.DEF*	XBRL Definition Linkbase Document
101.LAB*	XBRL Labels Linkbase Document

______________

*       Previously filed

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ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Allied Esports Entertainment, Inc.

By:	/s/ Frank Ng
Chief Executive Officer

Dated: February 3, 2020

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ Frank Ng	Chief Executive Officer (principal executive officer) and Director	February 3, 2020
Frank Ng

/s/ Anthony Hung	Chief Financial Officer (principal financial and accounting officer)	February 3, 2020
Anthony Hung

*	President and Director	February 3, 2020
Adam Pliska

*	Director	February 3, 2020
Lyle Berman

*	Director	February 3, 2020
Bradley Berman

*	Director	February 3, 2020
Ho Min Kim

*	Director	February 3, 2020
Joseph Lahti

*	Director	February 3, 2020
Benjamin Oehler

*	Director	February 3, 2020
Maya Rogers

*	Director	February 3, 2020
Dr. Kan Hee Anthony Tyen

*	Director	February 3, 2020
Eric Yang

 *By:         /s/ Frank Ng

Frank Ng, Attorney-in-fact

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